BOARD OF DIRECTORS AGREEMENT

This Board of Directors Agreement (“Agreement”) is made effective as__________, 2025 by and between Nutex Health, Inc., with its principal place of business at 6030 S Rice Ave., Suite C, Houston, TX 77081 (the “Company”) and ___________, with an address at ____________________________ (“Director”), provides for director services, according to the following terms and conditions:
I.      Services Provided
The Director agrees, subject to the Director's continued status as a director, to serve on the Company’s Board of Directors (the “Board”) and to provide those services required of a director under the Company’s Certificate of Incorporation and Bylaws, as both may be amended from time to time (“Articles and Bylaws”) and under the Delaware General Corporation Law, the federal securities laws and other state and federal laws and regulations, as applicable, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) and any stock exchange or quotation system on which the Company’s securities may be traded from time to time.  Director will also serve on such one or more committees of the Board as he or she and the Board shall mutually agree.
II.      Nature of Relationship
The Director is an independent contractor and will not be deemed as an employee of the Company for any purposes by virtue of this Agreement.  The Director shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he or she earns under this Agreement.  The Director shall not, in his or her capacity as a director of the Company, enter into any agreement or incur any obligations on the Company’s behalf, without appropriate Board action.
The Company will supply, at no cost to the Director:  periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under the Company’s Articles and Bylaws or the charter of any committee of the Board on which the Director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this Agreement.
III.      Director’s Representations and Warranties
The Director represents and warrants that no other party has exclusive rights to his services in the specific areas in which the Company is conducting business and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest as a result of his or her participation on the Board.  The Director will not accept any positions as director of another publicly traded company without prior approval of the Board. The Director also represents, warrants and covenants that so long as the Director serves on the Board, the Director will not enter into another agreement that will create a conflict of interest with this Agreement or the Company, as determined by the Board in its sole discretion.  The Director further represents, warrants and covenants that he or she will comply with the Company’s Articles, Bylaws, policies and guidelines, all applicable laws and regulations, including Sections 10 and 16 of the Securities Exchange Act of 1934, as amended, and listing rules of The Nasdaq Stock Market LLC or any other stock exchanges on which the Company’s securities may be traded; that if he or she is designated by the Board as an independent director, he or she shall promptly notify the Board of any circumstances that may potentially impair his or her independence as a director of the Company; and that he or she shall promptly notify the Board of any arrangements or agreements relating to compensation provided by a third party to him or her in connection with his or her status as a director or director nominee of the Company or the services requested under this Agreement.

Throughout the term of this Agreement, the Director agrees he or she will not directly or indirectly engage or prepare to engage in any activity in competition with the Company’s business, products or services, including without limitation, products or services in the development stage, accept employment or provide services to (including but not limited to service as a member of a board of directors), or establish a business in competition with the Company; provided, however, that the Director may serve or continue to serve as an officer or director of one or more entities that are affiliated with the Company, including without limitation, entities in which the Company does not have a majority holding.
IV.      Compensation
A.  Annual Compensation
Subject to Section VI and during the term of this Agreement, the Company shall pay the Director, if the Company does not otherwise compensate the Director as an officer or employee, an annual retainer fee of $150,000, which may be payable 50% in cash and 50% in Equity Compensation as described in Section E, which fees shall be in consideration for the Director providing the services described in Section I which shall compensate him or her for all time spent preparing for, travelling to (if applicable) and attending Board or committee meetings; provided, however, that if any Board or committee meetings or duties require out-of-town travel time, such additional travel time may be billed at the rate set forth in subparagraph B of this Section IV below.  Any or all of the foregoing compensation arrangements are subject to revision in the sole discretion of the Compensation Committee of the Board from time to time.  Such revision shall be effective as of the date specified in the resolution for payments not yet earned and need not be documented by an amendment to this Agreement to be effective.  In addition, if the non-employee Director serves as the chairperson of the Audit Committee, he or she shall be entitled to additional cash compensation of $20,000 and if the non-employee Director serves as the chairperson of the Compensation Committee or Nominating Committee of the Board, he or she shall be entitled to an additional cash payment of $15,000, or as determined by the Board (or the compensation committee thereof) in its sole discretion.
B.    Additional Payments
To the extent services described in Section I require out-of-town trips, such additional travel time may be charged at a per day rate to be determined by the Company prior to the trip, or pro-rated portion thereof.  This rate may be revised by action of the Board from time to time for payments not yet earned.  Such revision shall be effective as of the date specified in the resolution and need not be documented by an amendment to this Agreement to be effective.
C.    Payment
Cash fees shall be paid monthly at the end of each month.  No invoices need be submitted by the Director for payment of the cash fee.  Invoices for additional payments under subparagraph B of this Section IV above shall be submitted by the Director.  Such invoices must be approved by the Company’s Chief Executive Officer or Chief Financial Officer as to form and completeness.
D.    Expenses
During the term of this Agreement, the Company will reimburse the Director for reasonable business related expenses approved by the Company in advance, such approval not to be unreasonably withheld.  Invoices for expenses, with receipts attached, shall be submitted.  Such invoices must be approved by the Company’s Chief Executive Officer or Chief Financial Officer as to form and completeness.
E.   Equity Compensation
For his or her services as a director of the Company, the Director is eligible to receive awards under the Company’s equity incentive plans as may from time to time be determined by the Board or the administrator of such plan in its sole discretion. Equity Compensation paid pursuant to Section IV A above shall be in the form of a Company Agreement issued in accordance with the company’s 2022 Equity Incentive Plan.
V.      Indemnification and Insurance
The Company will execute an indemnification agreement in favor of the Director substantially in the form of the agreement attached hereto as Exhibit B (the “Indemnification Agreement”).  In addition, so long as the Company’s indemnification obligations exist under the Indemnification Agreement, the Company shall provide the Director with directors’ and officers’ liability insurance coverage in the amounts specified in the Indemnification Agreement.
VI.      Term of Agreement and Amendments
This Agreement shall be in effect from the date hereof through the last date of the Director’s current term as a member of the Board.  This Agreement shall be automatically renewed on the date of the Director’s reelection as a member of the Board for the period of such new term unless the Board determines not to renew this Agreement.  Any amendment to this Agreement must be approved by the Board.  Amendments to Section IV “Compensation” hereof do not require the Director’s consent to be effective.
VII.      Termination
This Agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, the Board.   In the event of expiration or termination of this Agreement, the Director agrees to return or destroy any materials transferred to the Director under this Agreement except as may be necessary to fulfill any outstanding obligations hereunder.  The Director agrees that the Company has the right of injunctive relief to enforce this provision.
The Company’s and the Director’s continuing obligations hereunder in the event of expiration or termination of this Agreement shall be subject to the terms of Section XIV hereof.
VIII.      Limitation of Liability and Force Majeure
Under no circumstances shall the Company be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to the Company which are materially different from any to those made in writing by the Company.
Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this Agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.
IX.      Confidentiality and Use of Director Information
The Director agrees to sign and abide by the Company’s Director Proprietary Information Agreement attached hereto as Exhibit A (the “Proprietary Information Agreement”).
The Director explicitly consents to the Company holding and processing both electronically and manually the information that he or she provides to the Company or the data that the Company collects which relates to the Director for the purpose of the administration, management and compliance purposes, including but not limited to the Company’s disclosure of any and all information provided by the Director in the Company’s proxy statements, annual reports or other securities filings or reports pursuant to federal or state securities laws or regulations, and the Director agrees to promptly notify the Company of any misstatement of a material fact regarding the Director, and of the omission of any material fact necessary to make the statements contained in such documents regarding the Director not misleading.

X.      Resolution of Dispute
Any dispute regarding this Agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of Delaware the United States of America.  Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.
XI.      Entire Agreement
This Agreement (including agreements executed in substantially the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and, except as otherwise set forth herein, may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.
XII.      Assignment
This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.
XIII.      Notices
Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above. Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.
XIV.      Survival of Obligations
Notwithstanding the expiration or termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, the Director’s obligations under the Proprietary Information Agreement, the Company’s obligation to make any fees and expense payments required pursuant to Section IV due up to the date of the expiration or termination, and the Company’s indemnification and insurance obligations set forth in Section V hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.
XV.     Attorneys’ Fees
If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach or default in connection with any of the provisions hereof, the successful or substantially prevailing party (including a party successful or substantially prevailing in defense) shall be entitled to recover its actual attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.
XVI.      Severability
Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.
XVII.   Counterparts
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

{Signatures continued on next page]

I    N WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Director:	Nutex Health, Inc.

By:	By:
Thomas Vo, M.D.,
Chief Executive Officer

EXHIBIT A

DIRECTOR PROPRIETARY INFORMATION AGREEMENT

THIS DIRECTOR PROPRIETARY INFORMATION AGREEMENT (the “Agreement”) is made effective as of April 20, 2022, by and between NUTEX HEALTH, INC., a Delaware corporation (“Nutex”), and _____________ (the “Director”).

WHEREAS, the Director has agreed to serve on the Board of Directors of Nutex (the “Board”);
WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by Nutex to the Director in connection with the Director serving on the Board; and

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:
1.       Subject to the limitations set forth in Paragraph 2, all information disclosed by Nutex to the Director shall be deemed to be “Proprietary Information.”  In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to Nutex, any of its affiliates or subsidiaries, present or future products, sales, suppliers, customers, employees, investors, or business of Nutex or any of its affiliates or subsidiaries, whether or oral, written, graphic or electronic form.

2.       The term “Proprietary Information” shall not be deemed to include the following information: (i) information which is now, or hereafter becomes, through no breach of this Agreement on the part of the Director, generally known or available to the public; (ii) is known by the Director at the time of receiving such information; (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by Nutex.

3.       The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from Nutex.  The Director may use such Proprietary Information only to the extent required to accomplish the purposes of his position at Nutex.  The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.  No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

4.       Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

5.       The Director represents, warrants and covenants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his or her own Proprietary Information from unauthorized use or disclosure.

6.       All Proprietary Information (including all copies thereof) shall remain in the property of Nutex, and shall be returned to Nutex (or destroyed) after the Director's need for it has expired, or upon request of Nutex, and in any event, upon the expiration or termination of that certain Board of Directors Agreement, of even date herewith, between Nutex and the Director (the “Director Agreement”).

7.       Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)     is in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the Director shall first have given Nutex notice of the Director’s receipt of such order and Nutex shall have had an opportunity to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;
(b)   is otherwise required by law; or
(c)   is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8.       This Agreement shall continue in full force and effect during the term of the Director Agreement.  This Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party.  The termination of this Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 11 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement indefinitely with respect to Proprietary Information that constitutes “trade secrets” and for a period of eighteen (18) months from the date of such termination with respect to other Proprietary Information.

9.      This Agreement shall be governed by the laws of the State of Texas as those laws are applied to contracts entered into and to be performed entirely in Texas by Texas residents.

10.      This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

11.      Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of Nutex, Nutex will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, each party hereby agrees that Nutex shall be entitled to specific performance of the Director's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

Director:	Nutex Health, Inc.

Signature:		Signature:
Print Name:			Thomas Vo M.D.
Title:	Director		Chief Executive Officer

EXHIBIT B

INDEMNIFICATION AGREEMENT
INDEMNIFICATION AGREEMENT (this “Agreement”) effective as of April 20, 2022 by and between NUTEX HEALTH INC., a Delaware corporation (the “Company”) and ___________ (“Indemnitee”).
R E C I T A L S
A.    The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, stockholders, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.    The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.     Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, stockholders, controlling persons, agents and fiduciaries of the Company may not be willing to serve in such capacities without additional protection.

D.    The Company (i) desires to attract and retain highly qualified individuals and entities, such as Indemnitee, to serve the Company and, in part, in order to induce Indemnitee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

E.    This Agreement forms part of the consideration for Indemnitee to serve, or to continue to serve, as an officer or director of the Company, and allows Indemnitee to fulfill his or her fiduciary duties under law and take on actions for or on behalf of the Company.

F.    In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee hereby agree as follows:

1. Indemnification

a. Indemnification of Expenses. The Company shall indemnify and hold harmless Indemnitee (including its respective directors, officers, partners, former partners, members, former members, employees, agents and spouse, as applicable) and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director, officer, stockholder, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was or may be deemed to be serving at the request of the Company as a director, officer, stockholder, employee, controlling person, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise or which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any Claim made by any stockholder of the Company against Indemnitee and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such stockholder), or made by a third party against Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than ten (10) days after written demand by Indemnitee therefor is presented to the Company.

b. Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(e) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Company’s Board of Directors (the “Board”), and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

c. Contribution. If the indemnification provided for in Section 1(a) above for any reason is determined by the Reviewing Party or held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall, to the fullest extent permissible under applicable law, contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee and the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations.  In connection with losses, claims, damages, expenses or liabilities resulting from the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by them, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered.  The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  In connection with losses, claims, damages, expenses or liabilities resulting from the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to Indemnitee’s proportion of the total securities being offered under such registration statement or (ii) the proceeds received by Indemnitee from its securities sold under the registration statement.  Notwithstanding this Section 1(c), no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.
d. Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any officer, director, employee, agent or controlling person of Indemnitee.

e. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Board who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation, as amended (the “Certificate”) or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
f. Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection herewith.

2. Expenses; Indemnification Procedure.

a.    Advancement of Expenses.  Subject to Section 1(b) hereof, the Company shall advance all Expenses incurred by Indemnitee.  The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than fifteen (15) days after written demand by Indemnitee therefor to the Company.

b.     Notice/Cooperation by Indemnitee.  Indemnitee shall give the Company written notice as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that (i) the Company is not aware of such Claim and (ii) the Company is materially prejudiced by such failure or delay.  The written notice to the Company shall include a description of the nature of and the facts underlying the Claim and be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).

c.    No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

d.    Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the applicable insurers in accordance with the procedures set forth in each of the policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

e.    Selection of Counsel.  In the event the Company is obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to participate in the proceeding and assume the control of the defense of such Claim, with counsel reasonably approved by Indemnitee (such approval shall not be unreasonably withheld, delayed or conditioned), upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Claim at Indemnitee’s sole expense; (ii) Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such Claim; and (iii) if the Company and Indemnitee have mutually concluded that there is a conflict of interest between them in the conduct of the defense of such Claim, then Indemnitee is entitled to retain its own counsel and the reasonable fees and expenses of Indemnitee’s counsel reasonably approved by the Company (such approval shall not be unreasonably withheld, delayed or conditioned) shall be at the expense of the Company.

3.    Additional Indemnification Rights; Non-Exclusivity.

a.    Scope. The Company hereby agrees to indemnify Indemnitee for the Expenses of any Claim to the fullest extent permitted by law, even if indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Company’s Certificate and Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

b.    Non-Exclusivity. Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s Certificate or Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity and indemnification shall inure to the benefit of Indemnitee from and after Indemnitee’s first day of service as a director with the Company or affiliation with a director from and after the date such director commences services as a director with the Company.

4.    No Duplication of Payments.  Notwithstanding anything herein to the contrary, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, any other agreement, the Company’s Certificate and Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

5.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled thereunder.

6.    Mutual Acknowledgement. The Company and Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

7.    Liability Insurance. During any period of time Indemnitee is entitled to indemnification rights under this Agreement, the Company shall maintain liability insurance applicable to directors, officers, employees, control persons, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, controlling persons, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent, control person, or fiduciary. Said liability insurance shall provide coverage amounts of no less than $3 million and shall be held with an insurance carrier which the Board believes is of financially sound condition.

8.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

a.    Claims Under Section 16(b).  To indemnify Indemnitee for Expenses arising from or in connection with any Claims for which a final decision by a court having jurisdiction in the matter determines that Indemnitee sold or purchased the Company’s securities in violation of Section 16(b) of the Exchange Act or any similar successor statute;

b.    Compensation Recovery Claims.  To indemnify Indemnitee for Expenses arising from or in connection with any Claims for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required under the Exchange Act (including any such reimbursements that rise from an accounting restatement of the Company pursuant to Section 304  of the Sarbanes-Oxley  Act  of 2002, as amended  (the  “Sarbanes-Oxley  Act”),  or the  payment  to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

c.    Indemnitee Claims.  To indemnify Indemnitee for Expenses arising from or in connection with any Claims initiated or brought voluntarily by Indemnitee not by way of defense, except with respect to Claims brought to establish or enforce a right to indemnification under this Agreement, the Company’s Certificate and Bylaws or any applicable law;

d.    Unlawful Indemnification.  To indemnify Indemnitee for Expenses arising from or in connection with any Claims for which a final decision by a court having jurisdiction in the matter determines that such indemnification is not lawful;

e.    Fraud.  To indemnify Indemnitee for Expenses arising from or in connection with any Claims for which a final decision by a court having jurisdiction in the matter determines that Indemnitee has committed fraud on the Company; and

f.    Insurance.  To indemnify Indemnitee for which payment is actually and fully made to Indemnitee under a valid and collectible insurance policy.

9.    Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee or Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.    Construction of Certain Phrases.

a.    For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was or may be deemed a director, officer, employee, agent, control person, or fiduciary of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

b.    For purposes of this Agreement, references to “other enterprise” shall include any employee benefit plan of the Company; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan of the Company, its participants or its beneficiaries.

c.    For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, (ii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not approved by a majority of the Board before the date of appointment or electionor (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

d.    For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three (3) years (other than with respect to matters concerning the right of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

e.    For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board, who is not a party to the particular Claim for which Indemnitee is seeking indemnification, such as a committee of the Board or Independent Legal Counsel.

11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.    Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.    Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action if Indemnitee is ultimately successful in such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid Expenses incurred by Indemnitee in the defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that Indemnitee is ultimately successful in such action.

14.    Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath the Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

15.    Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions hereof shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.    Resolution of Dispute.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.  To the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for all purposes in connection with any dispute regarding, arising out of or relating to this Agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages).

17.    Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.    Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.    Corporate Authority.  The Board has approved the terms of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

NUTEX HEALTH INC.,

By: ___________________________________
                                Thomas Vo, M.D.
                                Chief Executive Officer